UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

LADENBURG THALMANN FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

(305) 572-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $.0001 per share	LTS	NYSE American
8.00% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	LTS PrA	NYSE American
6.50% Senior Notes due 2027	LTSL	NYSE American
7.00% Senior Notes due 2028	LTSF	NYSE American
7.25% Senior Notes due 2028	LTSK	NYSE American
7.75% Senior Notes due 2029	LTSH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

INTRODUCTORY NOTE

As previously disclosed, on November 11, 2019, Ladenburg Thalmann Financial Services Inc. (the “Company” or “we”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Advisor Group Holdings, Inc., a Delaware corporation (“Advisor Group”), and Harvest Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Advisor Group (“Merger Sub”). Pursuant to the terms of the previously announced Merger Agreement, on February 14, 2020 (the “Effective Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Advisor Group.

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture for the 2028 Senior Secured Notes

On February 13, 2020 (the “Issue Date”), AG Issuer, LLC (“AG Escrow Issuer”) issued $500 million in aggregate principal amount of 6.25% Senior Secured Notes due 2028 (the “2028 Senior Secured Notes”). The 2028 Senior Secured Notes were issued pursuant to the indenture, dated as of the Issue Date (the “Initial Indenture”), by and between AG Escrow Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”).

On the Effective Date and upon consummation of the Merger, AG Escrow Issuer was merged with and into Advisor Group. In connection therewith, the Company and certain of its subsidiaries (together, the “Guarantors”) entered into a supplemental indenture, dated the Effective Date (the “2028 Senior Secured Notes Supplemental Indenture,” and together with the Initial Indenture, the “2028 Senior Secured Notes Indenture”), pursuant to which the Guarantors have agreed to guarantee all of Advisor Group’s obligations under the 2028 Senior Secured Notes Indenture and the 2028 Senior Secured Notes.

The 2028 Senior Secured Notes bear interest at 6.25% and mature on March 1, 2028. Interest on the 2028 Senior Secured Notes is payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2020.

Prior to March 1, 2023, the 2028 Senior Secured Notes may be redeemed at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2028 Senior Secured Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole.” In addition, at any time prior to March 1, 2023, up to 40% of the aggregate principal amount of the 2028 Senior Secured Notes may be redeemed with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price of 103% of the principal amount of the 2028 Senior Secured Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, until March 1, 2023, up to 10% of the original aggregate principal amount of the 2028 Senior Secured Notes may be redeemed during the period beginning on the issue date and ending on February 28, 2021, and on each subsequent twelve month period beginning March 1, 2021 and March 1, 2022, at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

On and after March 1, 2023, the 2028 Senior Secured Notes may be redeemed at any time and from time to time at the applicable redemption prices set forth in the 2028 Senior Secured Notes Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the consummation of the Merger, the 2028 Senior Secured Notes and related guarantees will be secured on a first lien basis by substantially all assets of Advisor Group, certain of its subsidiaries and the Guarantors (other than certain excluded assets), which assets secure the Guarantors’ obligations under the Senior Secured Credit Facilities (as defined below) on a pari passu basis, subject to permitted liens. The 2028 Senior Secured Notes Indenture contains restrictive covenants that limit, among other things, the ability of the Guarantors to incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; pay dividends and make other distributions or repurchase stock; make certain investments; create or incur liens; sell assets; enter into certain transactions with the Guarantors; merge, consolidate or transfer or sell all or substantially all of the Guarantors’ assets; and designate restricted subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The 2028 Senior Secured Notes Indenture also contains customary events of default which would permit the holders of the 2028 Senior Secured Notes to declare the 2028 Senior Secured Notes to be immediately due and payable if not cured within applicable grace periods.

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Supplemental Indenture for the 2027 Senior Notes

On the Effective Date and upon consummation of the Merger, the Guarantors entered into a supplemental indenture, dated the Effective Date (the “2027 Senior Notes Supplemental Indenture”), pursuant to which the Guarantors agreed to guarantee all of Advisor Group’s obligations under the indenture, dated as of August 1, 2019, among Advisor Group, the guarantor parties thereto from time to time, and the Trustee (as supplemented, the “2027 Senior Notes Indenture”), and Advisor Group’s 10.75% senior unsecured notes due 2027 (the “2027 Senior Notes”), which, as of the Effective Date, had an outstanding aggregate principal amount of approximately $350 million.

The 2027 Senior Notes will mature on August 1, 2027. Interest on the 2027 Senior Notes accrues at a rate of 10.75% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year. At any time prior to August 1, 2022, the 2027 Senior Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of the principal amount of such notes plus a make-whole premium, together with accrued but unpaid interest to, but excluding, the redemption date. At any time on or after August 1, 2022, some or all of the 2027 Senior Notes may be redeemed at any time and from time to time at the applicable redemption prices set forth in the 2027 Senior Notes Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time prior to August 1, 2022, the 2027 Senior Notes may be redeemed with the net cash proceeds received from certain equity offerings at a redemption price equal to 110.750% of the principal amount of such notes, plus accrued but unpaid interest to, but excluding, the redemption date.

The 2027 Senior Notes contain restrictive covenants and other terms that are substantially similar to the 2028 Senior Secured Notes.

Senior Secured Credit Facilities

On the Effective Date, the Company and certain of its subsidiaries, as guarantors, entered into a joinder agreement to Advisor Group’s credit agreement with, inter alios, the several lending institutions from time to time party thereto and UBS AG, Stamford Branch, as administrative agent, governing the senior secured credit facilities (the “Senior Secured Credit Facilities”). On the Effective Date and upon consummation of the Merger, the Senior Secured Credit Facilities consisted of (i) a seven year $1,500 million senior secured Term Loan B facility (the “Term Loan Facility”) and (ii) a $325 million senior secured revolving credit facility (the “Revolving Credit Facility”).

Advisor Group is the borrower under the Senior Secured Credit Facilities. The Revolving Credit Facility includes sub-facilities for letters of credit and short-term borrowings referred to as swing line borrowings. In addition, the credit agreement governing the Senior Secured Credit Facilities provides that Advisor Group has the right at any time, subject to customary conditions, to solicit existing or prospective lenders to provide incremental term loans or incremental revolving credit commitments. The lenders under the Senior Secured Credit Facilities are not obligated to provide any such incremental loans or commitments, and any such addition of or increase in loans will be subject to certain customary conditions precedent and other provisions.

Borrowings under the Senior Secured Credit Facilities bear interest, at the option of Advisor Group, at a rate per annum equal to certain margins over either (a) a base rate determined by reference to the highest of (i) the U.S. prime rate published in The Wall Street Journal from time to time, (ii) the federal funds effective rate, plus 1/2 of 1% and (iii) one month LIBOR rate plus 1.00% or (b) a LIBOR rate determined by reference to the London interbank offered rate, adjusted for statutory reserve requirements, subject to a zero percent floor.

During the continuation of any payment event of default, the interest rate will be, with respect to overdue principal, the applicable interest rate, plus 2.00% per annum and, with respect to any other overdue amount, the interest rate applicable to base rate loans, plus 2.00% per annum (other than to defaulting lenders).

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A per annum fee equal to the applicable spread over the LIBOR rate under the Revolving Credit Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Credit Facility, payable in arrears at the end of each quarter after the closing of the Senior Secured Credit Facilities and upon termination of the Revolving Credit Facility. In addition, Advisor Group will pay (a) a fronting fee of 0.125% on the aggregate face amount of outstanding letters of credit under the Revolving Credit Facility, payable in arrears at the end of each quarter after the closing of the Senior Secured Credit Facilities and upon termination of the Revolving Credit Facility and (b) such issuing bank’s customary and reasonable issuance and administration fees.

Advisor Group will pay to the lenders under the Revolving Credit Facility (other than defaulting lenders) a commitment fee of 0.50% per annum on the undrawn portion (for this purpose, disregarding swingline loans as a utilization of the Revolving Credit Facility) of the commitments in respect of the Revolving Credit Facility, subject to two step-downs of 12.5 basis points based on meeting specified first lien net leverage ratios. All commitment fees are payable quarterly in arrears upon the termination of the commitments.

The Senior Secured Credit Facilities contain customary mandatory prepayments, including with respect to excess cash flow (solely with respect to the Term Loan Facility), asset sale and casualty proceeds and proceeds from certain incurrences of indebtedness.

Advisor Group may voluntarily repay outstanding loans under the Senior Secured Credit Facilities at any time without premium or penalty, other than reimbursement of redeployment costs with respect to LIBOR loans. Any voluntary prepayment, refinancing or repricing of the term loans under the Term Loan Facility in connection with certain repricing transactions that occur prior to the six-month anniversary of the closing of the Senior Secured Credit Facilities shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced (subject to customary exceptions).

The Term Loan Facility will mature on August 1, 2026 and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of its original principal amount (subject to reduction in connection with debt prepayments and debt buybacks), with the balance payable on the final maturity date. The Revolving Credit Facility will terminate on the day that is five years after the closing of the Senior Secured Credit Facilities.

All obligations of Advisor Group under the Senior Secured Credit Facilities and, at the option of Advisor Group, the obligations of Advisor Group or any of its restricted subsidiaries under certain hedge agreements and cash management arrangements provided by any lender party to the Senior Secured Credit Facilities or any of its affiliates and certain other persons, are unconditionally guaranteed by AG Parent Corp. (“Holdings”) and certain of Advisor Group’s existing and subsequently acquired or organized direct or indirect material wholly owned U.S. restricted subsidiaries with customary exceptions including, among other things, for broker dealer subsidiaries and where providing such guarantees is not permitted by law, regulation or contract or would result in adverse tax consequences (other than de minimis) to Holdings, Advisor Group or any of their subsidiaries or any direct or indirect parent thereof.

All obligations of Advisor Group under the Senior Secured Credit Facilities and, at the option of Advisor Group, certain hedge agreements and cash management arrangements provided by any lender party to the Senior Secured Credit Facilities or any of its affiliates and certain other persons, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by (i) a perfected pledge of all the capital stock of each direct, wholly owned material restricted subsidiary held by Advisor Group, Holdings and each subsidiary guarantor (limited to 65% of the capital stock of certain subsidiaries and subject to customary exceptions) and (ii) a perfected security interest in substantially all other tangible and intangible assets of Advisor Group, Holdings and the subsidiary guarantors (subject to customary exceptions).

The Senior Secured Credit Facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, Advisor Group’s ability and the ability of the restricted subsidiaries of Advisor Group to: incur additional indebtedness and guarantee certain indebtedness; create or incur liens; engage in mergers or consolidations; sell, transfer or otherwise dispose of assets; pay dividends and distributions or repurchase capital stock; prepay, redeem or repurchase certain indebtedness; make investments, loans and advances; and enter into certain transactions with affiliates. The Revolving Credit Facility contains a springing financial covenant requiring compliance with a certain ratio of first lien net indebtedness to consolidated EBITDA. Breaches of this financial covenant are subject to customary “equity cure” rights.

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The Senior Secured Credit Facilities limit Holdings’ activities to being a passive holding company and contain certain customary affirmative covenants and events of default for facilities of this type, including relating to a change of control.

If an event of default occurs, the lenders under the Senior Secured Credit Facilities (or, in the case of the springing financial covenant under the Revolving Credit Facility, the lenders under the Revolving Credit Facility) are entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities (or the Revolving Credit Facility in the case of such springing financial covenant) and all actions permitted to be taken by secured creditors.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 14, 2020, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company with the Company continuing as the surviving corporation, and AG Escrow Issuer merged with and into Advisor Group, with Advisor Group continuing as the surviving corporation.

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock, par value $0.0001 per share, of the Company (the “Ladenburg Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of Ladenburg Common Stock owned by Advisor Group or any of its direct or indirect wholly owned subsidiaries or the Company, and in each case, not held on behalf of third parties and (ii) restricted stock awards of the Company), was cancelled and converted into the right to receive $3.50 in cash, without interest and subject to any applicable withholding taxes (the “Merger Consideration”) and (b) each holder of Ladenburg’s 8.00% Series A Cumulative Redeemable Stock, par value $0.0001 per share (the “Preferred Shares”), was given the right to convert some or all of such holder’s Preferred Shares into cash.

At the Effective Time, each option award to purchase shares of Ladenburg Common Stock (a “Company Option”) outstanding as of the Effective Time was accelerated with each holder receiving cash equal to the product of (i) the number of shares of the Ladenburg Common Stock subject to the Company Option and (ii) the excess, if any, of the per share Merger Consideration over the exercise price per share of the Company Option, less applicable withholding taxes.

All restricted stock awards of the Company (a “Company Restricted Share”) outstanding as of the Effective Time were accelerated with each holder receiving cash equal to the product of (i) the number of Company Restricted Shares held by such holder and (ii) the per share Merger Consideration, less applicable withholding taxes.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 14, 2019, and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Delisting and Deregistration of Ladenburg Common Stock

In connection with the closing of the Merger, the Company notified the New York Stock Exchange American (the “NYSE”) on February 4, 2020 that, at the Effective Time, each share of Ladenburg Common Stock issued and outstanding immediately prior to such time (other than (i) shares of Ladenburg Common Stock owned by Advisor Group or any of its direct or indirect wholly owned subsidiaries or the Company, and in each case, not held on behalf of third parties and (ii) restricted stock awards of the Company), will be automatically cancelled and converted into the right to receive the Merger Consideration.

On February 4, 2020, the Company requested the NYSE to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) on Form 25 to delist the shares of Ladenburg Common Stock upon consummation of the Merger. Upon effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the shares of Ladenburg Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Delisting and Deregistration of Series A Preferred Shares and the Ladenburg Notes

In connection with the closing of the Merger, the Company notified the NYSE on February 14, 2020 that the Company intends to voluntarily delist from the NYSE and deregister with the SEC the following securities: the 8.00% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share, (the “Series A Preferred Stock”), the 6.50% Senior Notes due 2027 (the “6.50% 2027 Notes”), the 7.00% Senior Notes due 2028 (the “7.00% 2028 Notes”), the 7.25% Senior Notes due 2028 (the “7.25% 2028 Notes”), and the 7.75% Senior Notes due 2029 (the “7.75% 2029 Notes” and, together with the 6.50% 2027 Notes, the 7.00% 2028 Notes and the 7.25% 2028 Notes, the “Ladenburg Notes”).

The Company intends to file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 to delist the shares of the Series A Preferred Stock and the Ladenburg Notes. Upon effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the Series A Preferred Stock and Ladenburg Notes be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Advisor Group expects to conduct an internal restructuring pending regulatory approval that would result in the Ladenburg Notes becoming pari passu with the indebtedness of Advisor Group Holdings, Inc. and the Series A Preferred Stock (to the extent that shares of Series A Preferred Stock are not fully converted or redeemed), becoming structurally subordinated to the indebtedness of Advisor Group and its subsidiaries.

A copy of the press release announcing the Company’s intention to delist and deregister the Series A Preferred Stock and the Ladenburg Notes is furnished as Exhibit 99.1 hereto. This exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing by the Registrant under the U.S. Securities Act of 1933, as amended.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Ladenburg Common Stock that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of Ladenburg Common Stock owned by Advisor Group or any of its direct or indirect wholly owned subsidiaries or the Company, and in each case, not held on behalf of third parties and (ii) restricted stock awards of the Company) was automatically cancelled and converted into the right to receive the Merger Consideration at the Effective Time.

The information contained in Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

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Item 5.01. Change in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred, and the Company is now a wholly owned subsidiary of Advisor Group, which is controlled by an investor group led by Reverence Capital Partners LLC (the “Sponsor”). The Company was acquired for an aggregate purchase price based on a total enterprise value of approximately $1.3 billion, taking into account the Company’s common stock, preferred stock and outstanding debt and was funded, along with the fees and expenses related to the Merger, through a combination of net proceeds from the offering of the 2028 Senior Secured Notes, borrowings under the Senior Secured Credit Facilities, common equity contributions from the Sponsor and its co-investors and cash on the balance sheet of Advisor Group, the Company and their respective subsidiaries.

The information contained in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, pursuant to the terms of the Merger Agreement, Richard J. Lampen, Howard M. Lorber, Adam Scott Malamed, Mark David Zeitchick, Henry Carl Beinstein, Richard M. Krasno, Jacqueline M. Simkin, Glenn C. Davis, Brian S. Genson, and Michael S. Liebowitz ceased serving as the directors of the Company, and Jamie Price, Ahmed Hassanein and Matthew Schlueter became directors of the Company.

At the Effective Time, the following persons will no longer hold the position as an officer of the Company: Richard J. Lampen as Chairman, President and Chief Executive Officer; Adam Scott Malamed as Chief Operating Officer, Executive Director and Executive Vice President; and Doreen Griffith as Chief Information Officer and Senior Vice President, while the following persons became officers of the Company: Jamie Price as Chief Executive Officer and President and Ahmed Hassanein as Chief Accounting Officer.

Jamie Price, age 59, has served as the President & Chief Executive Officer of Advisor Group since November 2016 and is also a member of Advisor Group’s Board of Directors. From January 2011 to November 2016, Mr. Price was an Executive Vice President at 1-800 DOCTORS, a concierge service that connects patients with medical professionals. Mr. Price was also a Strategic Partner at the Sawtooth Group, a creative agency in content and brand and digital strategy, from January 2011 to June 2016. From 2002 to 2010, Mr. Price served in numerous positions at UBS Financials Services, Inc., most recently as Head of Wealth Management for Advisor Group Americas. From 1992 to 2002, Mr. Price held various executive positions at Prudential Securities and most recently held the position of President and Chief Operating Officer. Mr. Price serves on the board of Invest in Others, an organization that recognizes and honors advisors who give back in their community. Mr. Price graduated from the University of Oregon, with a B.S. in finance and economics.

Ahmed Hassanein, age 47, has served as Advisor Group’s Chief Accounting Officer since 2016 and is also a member of Advisor Group’s Board of Directors. Prior to joining Advisor Group, from 2011 to 2016, Mr. Hassanein was Chief Accounting Officer of Cetera Financial Group, Inc. (“Cetera”). Prior to Cetera, from 2010 to 2011, Mr. Hassanein served as Chief Financial Officer of the Library of Congress Federal Credit Union and, from 2007 to 2009, Chief Operating Officer and Chief Financial Officer at Steben & Company, Inc. Before joining Steben, Mr. Hassanein served in a number of key positions at Friedman, Billings, Ramsey Group, Inc. Mr. Hassanein began his career as an auditor with Deloitte. Mr. Hassanein earned a B.S. in Accounting from the University of Maryland and an MBA (concentration in Finance) from Marymount University.

Item 7.01. Other Events.

On February 14, 2020, the Company issued a press release announcing the completion of Advisor Group’s acquisition of the Company, a copy of which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated November 11, 2019, by and among Ladenburg Thalmann Financial Services Inc., Advisor Group Holdings, Inc. and Harvest Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K/A filed with the SEC on November 14, 2019).
99.1	Press Release, dated February 14, 2020, issued by Ladenburg Thalmann Financial Services Inc.*
99.2	Press Release, dated February 14, 2020, issued by Ladenburg Thalmann Financial Services Inc.*

*	Filed herewith.

***********

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

By:	/s/ Nina McKenna
Name:	Nina McKenna
Title:	General Counsel & Secretary

DATE: February 14, 2020

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